UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
------------------------------------------------------------------------

AMENDMENT NUMBER ONE TO
FORM 8-K
------------------------------------------------------------------------
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report: December 4, 2009
Date of this Report: January 8, 2010
------------------------------------------------------------------------

CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
------------------------------------------------------------------------

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

Item 8.01 Other Matters.

CHDT Corporation, a Florida corporation and the Reporting Company, (“Company”) has been advised by outside legal counsel that the Plaintiffs in Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc. (03 Civ. 9650 (SC) (S.D.N.Y., November 5, 2009) have filed a notice of appeal to the U.S. Court of Appeals for the Second Circuit (“Appeals Court”) in order to appeal the November 5, 2009 trial court decision in this case in favor of the Company.  The notice was apparently filed with the Appeals Court on or about December 4, 2009.

The Company has filed a motion for defendant attorneys’ fees in this case, which motion will apparently be consolidated into the appeal.  The Company is uncertain if that motion will be granted.  The Company has relied to date on a former member of management and a current director to pay all legal fees in this case.

As previously reported, the U.S. District Court for the Southern District of New York (Court)  denied all of Plaintiffs’ claims and entered judgment in favor of CHDT Corporation (formerly known as “CBQ, Inc.”) (Company)  in Esquire Trade & Finance, Inc. and Investcor, LLC v. CBQ, Inc. (03 Civ. 9650 (SC) (S.D.N.Y., November 5, 2009).  In a memorandum of decision, dated November 5, 2009 and released November 6, 2009, the presiding judge ruled that the Plaintiffs’ failed to establish their claims and that the Plaintiffs would recover nothing against the Company under its second amended complaint.   This case was formerly styled CELESTE TRUST REG., ESQUIRE TRADE, ET AL. V. CBQ, INC. (Case# 03 Civ. 9650 RMB; US District Court, SDNY, 12/4/2003).

The Company intends to contest the Plaintiffs’ appeal in this case and the Company believes the trial court decision of November 5, 2009, in favor of the Company is factually and legally sound.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on the 8th of January 2010, on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach/Chief Executive Officer